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                                                                   EXHIBIT 23.01



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Roberts Pharmaceutical Corporation on Form S-8 to be filed on November 3, 1998 of our report dated February 5, 1998, on our audits of the consolidated financial statements of Roberts Pharmaceutical Corporation and Subsidiaries as of December 31, 1997, 1996 and 1995 and for each of the three years in the period ended December 31, 1997, which report is included in the Corporation's 1997 Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 3, 1998